SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 28, 2003

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA

0-19179

56-1837282

(STATE OR OTHER

(COMMISSION

(IRS EMPLOYER

JURISDICTION

FILE NUMBER)

 IDENTIFICATION

OF INCORPORATION)

NUMBER)

CT COMMUNICATIONS, INC.

1000 PROGRESS PLACE NE

P.O. BOX 227

CONCORD, NORTH CAROLINA

28026-0227

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

(704) 722-2500

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  Other Events

CT Communications, Inc. announced on April 28, 2003 that its Board of Directors approved the extension of its stock repurchase program until March 2004.  During the extension of the stock repurchase program, CT Communications may repurchase up to an additional one million shares (approximately 5%) of its outstanding common stock from time to time through March 2004 in open market and privately negotiated transactions.  In addition, the Board of Directors declared a quarterly cash dividend payable on June 15, 2003.

ITEM 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release, dated April 28, 2003, announcing that the Board of Directors of CT Communications, Inc. approved the extension of the stock repurchase program until March 2004 and declaring a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT Communications, Inc.

Date: April 28, 2003

By: /s/ Ronald A. Marino

Ronald A. Marino

Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.

Exhibit

99.1

Press Release, dated April 28, 2003, announcing that the Board of Directors of CT Communications, Inc. approved the extension of the stock repurchase program until March 2004 and declaring a quarterly cash dividend.

EXHIBIT 99.1

For Immediate Release

April 28, 2003

Contacts

Jim Hausman

704.722.2410

Mark Hadley

704.722.3231

CT Communications’ Board Extends Stock Repurchase Program, Declares Dividend

CT Communications, Inc. (Nasdaq: CTCI) announced today that its Board of Directors approved the extension of its stock repurchase program for another year.  CT Communications’ Board approved the stock repurchase program in March 2001.  The stock repurchase program allows for the repurchase of up to one million additional shares of its common stock.  As of March 19, 2003, the record date for the Company’s most recent Proxy Statement, there were 18,746,075 shares of the Company’s common stock outstanding.

Under the repurchase program no shares will be knowingly repurchased from officers and directors of CT Communications or from persons who hold in excess of five percent of its outstanding shares of common stock.  The repurchase plan is subject to SEC regulations and those restrictions imposed by the Board of Directors.

“In the dynamic environment in which we operate and with the improving cash flows from our businesses, we felt it was prudent to renew our stock repurchase program in order to keep the door open to all capital investment alternatives,” said Michael R. Coltrane, Chief Executive Officer and Chairman of CT Communications.

Additionally, the Board of Directors declared a quarterly cash dividend on CT Communications' common stock of $0.065 per share to all shareholders of record at the close of business on June 1, 2003.  The quarterly dividend is payable on June 15, 2003.

CT Communications, Inc., which is headquartered in Concord, N.C., is a growing provider of integrated telecommunications services to residential and business customers located primarily in North Carolina.  CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance services, Internet and data services and digital wireless services.